QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of IHS Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Charles A. Picasso, Michael J. Sullivan, Heather Matzke-Hamlin, Stephen Green, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended November 30, 2005, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated.

/s/ JERRE L. STEAD Jerre L. Stead	Chairman of the Board and Director	Date: January 20, 2006
/s/ C. MICHAEL ARMSTRONG C. Michael Armstrong	Director	Date: January 20, 2006
/s/ STEVEN A. DENNING Steven A. Denning	Director	Date: January 20, 2006
/s/ ROGER HOLTBACK Roger Holtback	Director	Date: January 20, 2006
/s/ BALAKRISHNAN S. IYER Balakrishnan S. Iyer	Director	Date: January 20, 2006
/s/ MICHAEL KLEIN Michael Klein	Director	Date: January 20, 2006
/s/ RICHARD W. ROEDEL Richard W. Roedel	Director	Date: January 20, 2006
/s/ MICHAEL V. STAUDT Michael v. Staudt	Director	Date: January 20, 2006

QuickLinks

POWER OF ATTORNEY